Exhibit 99.2

STATE OF MICHIGAN IN THE CIRCUIT COURT FOR THE COUNTY OF OAKLAND

ROCKWELL MEDICAL INC	Plaintiff,	NO: 2018-165893-CB

V		HON. WENDY POTTS
CHIOINI.ROBERT,,	Defendant,

In the matter of:

ORDER REGARDING MOTION

Motion Title:     Motion to Enforce Status Quo Order and Objection to Entry of Amended Order

The above named motion is:	☐ granted.

☒ granted in part, denied in part.

☐ denied.

☒ for the reasons stated on the record.

In addition:

The annual shareholder meeting shall be adjourned for 30 days. The company shall not make any material changes pending further order of the Court. Any disagreement as to whether an action constitutes a material change shall be brought before the Court. Material changes shall not include the day to day operations of the company.

DATED: 06/13/2018	/s/ Wendy Potts

Hon. Wendy Potts

Circuit Court Judge